Exhibit 99.1

PANDORA REPORTS Q2 2017 FINANCIAL RESULTS
Consolidated revenue exceeds guidance; Ad RPM grows 24% Year-Over-Year

•	Ad RPM grew to $66.15 in Q2 2017 from $53.34 in Q2 2016, growing 24% year-over-year

•	Q2 2017 total consolidated revenue was $376.8 million, growing 10% year-over-year

•	Q2 2017 ad revenue was $278.2 million, growing 5% year-over-year

•	Q2 2017 subscription revenue was $68.9 million, growing 25% year-over-year

•	Q2 2017 local revenue pushed above 30% of total ad revenue for the first time

•	Q2 2017 showed strong engagement, with listeners tuning in an average 26 days per quarter and approximately 23 hours per month

OAKLAND, Calif. - July 31, 2017 - Pandora (NYSE: P) today announced financial results for the second quarter ended June 30, 2017.

"We have taken a number of steps to hone the company’s strategy and position Pandora to continue to build audience and extend monetization through a combination of advertising and subscription revenue streams. In addition to exceeding our revenue expectations this quarter, we also announced several important strategic moves including a $480 million investment from Sirius XM, the sale of Ticketfly, and changes to our board and management team," said Naveen Chopra, CFO and interim CEO of Pandora. "We remain laser-focused on execution that attracts listeners and investments that drive the growth and monetization of our audience."

Second Quarter 2017 Financial Results

Revenue: For the second quarter of 2017, total consolidated revenue was $376.8 million, a 10% year-over-year increase.

Advertising Products: Advertising revenue was $278.2 million, a 5% year-over-year increase. Advertising growth was enabled by improvements in effective CPMs coupled with higher ad-loads relative to the year-ago period.

Subscriptions: Total paid subscribers increased from 3.93 million in Q2 2016 to 4.86 million in Q2 2017, growing approximately 24% year-over-year. Subscription and other revenue was $68.9 million, a 25% year-over-year increase.

Ticketing: Ticketing service revenue was $29.7 million, a 31% year-over-year increase.

GAAP Net Loss and Adjusted EBITDA: For the second quarter of 2017, GAAP net loss was $275.1 million compared to a net loss of $76.3 million in the same quarter last year, including a goodwill impairment charge to reflect a one-time write down related to the net assets of Ticketfly and other one-time expenses related to the financing transaction. Adjusted EBITDA was a loss of $54.3 million, compared to a loss of $25.1 million in the same quarter last year. For the second quarter of 2017, adjusted EBITDA differs from GAAP net loss in that it excludes $132.0 million of goodwill impairment, $38.6 million in expense from stock-based compensation, $23.5 million in contract termination fees, $17.4 million of depreciation and amortization expense, $7.3 million of other expense, $1.7 million in expense associated with the restructurings and $0.3 million of provision for income taxes.

Cash and Investments: For the first quarter of 2017, the Company ended with $227.6 million in cash and investments, compared to $203.0 million at the end of the prior quarter.

1

Other Business Metrics

Listener Hours: Listener hours were actively managed this quarter to optimize profitability in our ad-supported service. Total listener hours were 5.22 billion for the second quarter of 2017, compared to 5.66 billion for the same period of the prior year.

Active Listeners: Active listeners were 76.0 million at the end of the second quarter of 2017.

Guidance: Guidance will be discussed during the Q2 conference call to allow for the full discussion of the Q3 and full year effect of the anticipated divestiture of Ticketfly and the discontinuation of Pandora operations in Australia and New Zealand.

Second Quarter Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss second quarter 2017 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (614) 999-7532. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 54267282, and available via webcast until August 31, 2017.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic |www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

"Safe harbor" Statement: This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our most recent reports on Form 10-K and Form 10-Q.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. Our results of operations for the current period are not necessarily indicative of our operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures: To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic net loss per common share, non-GAAP diluted net loss per common share, adjusted EBITDA, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net loss, non-GAAP basic net loss per common share, non-GAAP diluted net loss per common share, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, goodwill impairment, contract termination fees and expense associated with the restructurings. The income tax effects of non-GAAP pre-tax loss have been reflected in non-GAAP net loss, non-GAAP basic net loss per common share and non-GAAP diluted net loss per common share.

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other expense, expense associated with the restructurings, goodwill impairment and contract termination fees.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation and intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing non-GAAP performance and without depreciation, intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Other Expense: consists primarily of interest expense related to our Convertible Senior Notes and our Credit Facility. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Restructurings: consists of employee-related expense recognized in connection to the workforce reduction in the first quarter of 2017 and the restructuring in Australia and New Zealand. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Goodwill Impairment: consists of impairment charges recognized in the current period primarily related to the Ticketfly disposition. The impairment charge was calculated as the excess of the carrying amount of the Ticketfly segment over the agreed-upon purchase price less costs to sell. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Contract Termination Fees: consists of termination and legal fees incurred in connection with the termination of the contractual commitment to sell redeemable convertible preferred stock to KKR Classic Investors L.P. For the second quarter of 2017, management considered its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Tax Effects of Non-GAAP Pre-tax Loss: The Company adjusts non-GAAP pre-tax net loss by considering the income tax effects of its non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 32% to 37% for the full year 2017. However, the Company is not expected to incur any material cash taxes due to its net operating loss position.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

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Contacts:

Palmira Farrow
Corporate Finance & Investor Relations

investor@pandora.com
(510) 842-6960

Stephanie Barnes
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Revenue
Advertising	$265,126	$278,204	$485,434	$501,512
Subscription and other	55,125	68,900	109,857	133,778
Ticketing service	22,771	29,730	45,036	57,548
Total revenue	343,022	376,834	640,327	692,838
Cost of revenue
Cost of revenue—Content acquisition costs	176,633	195,875	347,897	383,295
Cost of revenue—Other (1)	25,106	27,440	46,301	52,972
Cost of revenue—Ticketing service (1)	15,259	20,510	29,905	39,128
Total cost of revenue	216,998	243,825	424,103	475,395
Gross profit	126,024	133,009	216,224	217,443
Operating expenses
Product development (1)	33,560	41,233	69,171	80,821
Sales and marketing (1)	123,589	145,891	241,022	270,993
General and administrative (1)	40,760	57,954	87,284	102,479
Goodwill impairment	—	131,997	—	131,997
Contract termination fees	—	23,467	—	23,467
Total operating expenses	197,909	400,542	397,477	609,757
Loss from operations	(71,885)	(267,533)	(181,253)	(392,314)
Interest expense	(6,247)	(7,404)	(12,422)	(14,785)
Other income, net	255	78	1,117	307
Total other expense, net	(5,992)	(7,326)	(11,305)	(14,478)
Loss before benefit from (provision for) income taxes	(77,877)	(274,859)	(192,558)	(406,792)
Benefit from (provision for) income taxes	1,544	(277)	1,123	(611)
Net loss	(76,333)	(275,136)	(191,435)	(407,403)
Net loss available to common stockholders	$(76,333)	$(289,664)	$(191,435)	$(421,931)
Basic and diluted net loss per common share	$(0.33)	$(1.20)	$(0.84)	$(1.76)
Weighted-average basic and diluted common shares	229,745	241,320	228,202	239,428

 (1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Cost of revenue—Other	$1,544	$814	$3,021	$1,629
Cost of revenue—Ticketing service	67	34	127	63
Product development	7,243	9,422	15,744	17,337
Sales and marketing	15,128	15,102	28,741	28,598
General and administrative	8,450	13,236	23,454	20,599
Total stock-based compensation expense	$32,432	$38,608	$71,087	$68,226

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of June 30,
	2016	2017
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$199,944	$209,581
Short-term investments	37,109	18,056
Accounts receivable, net	309,267	288,347
Prepaid content acquisition costs	46,310	39,869
Prepaid expenses and other current assets	33,191	18,188
Assets held for sale	—	227,844
Total current assets	625,821	801,885
Long-term investments	6,252	—
Property and equipment, net	124,088	120,792
Goodwill	306,691	71,243
Intangible assets, net	90,425	23,235
Other long-term assets	31,533	13,490
Total assets	$1,184,810	$1,030,645
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$15,224	$12,780
Accrued liabilities	35,465	43,601
Accrued content acquisition costs	93,723	88,260
Accrued compensation	60,353	45,580
Deferred revenue	28,359	32,475
Other current liabilities	20,993	—
Liabilities held for sale	—	43,059
Total current liabilities	254,117	265,755
Long-term debt, net	342,247	352,157
Other long-term liabilities	34,187	25,701
Total liabilities	630,551	643,613

Redeemable convertible preferred stock	—	173,095

Stockholders’ equity
Common stock	24	24
Additional paid-in capital	1,264,693	1,347,285
Accumulated deficit	(709,636)	(1,132,721)
Accumulated other comprehensive loss	(822)	(651)
Total stockholders’ equity	554,259	213,937
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,184,810	$1,030,645

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Operating Activities
Net loss	$(76,333)	$(275,136)	$(191,435)	$(407,403)
Adjustments to reconcile net loss to net cash used in operating activities
Goodwill impairment	—	131,997	—	131,997
Depreciation and amortization	14,360	17,435	27,637	35,115
Stock-based compensation	32,432	38,608	71,087	68,226
Amortization of premium on investments, net	107	20	247	73
Other operating activities	96	(179)	179	186
Amortization of debt discount	4,504	4,913	8,938	9,799
Bad debt	483	7,884	1,295	9,274
Changes in operating assets and liabilities
Accounts receivable	(26,375)	(32,347)	12,139	12,594
Prepaid content acquisition costs	9,504	8,673	(7,271)	6,441
Prepaid expenses and other assets	(5,902)	(6,085)	(8,869)	(11,664)
Accounts payable, accrued and other current liabilities	(13,942)	1,880	(17,409)	15,072
Accrued content acquisition costs	12,025	(1,713)	26,177	(5,475)
Accrued compensation	2,900	16	5,497	(13,191)
Other long-term liabilities	(658)	420	1	176
Deferred revenue	1,172	120	8,812	4,116
Reimbursement of cost of leasehold improvements	153	—	4,397	5,236
Net cash used in operating activities	(45,474)	(103,494)	(58,578)	(139,428)

Investing Activities
Purchases of property and equipment	(20,193)	(6,561)	(34,564)	(8,541)
Internal-use software costs	(7,133)	(3,129)	(14,310)	(10,894)
Changes in restricted cash	(250)	(642)	(250)	(642)
Purchases of investments	(6,098)	—	(11,091)	—
Proceeds from maturities of investments	11,675	14,054	20,007	25,274
Proceeds from sale of investments	500	—	500	—
Payments related to acquisitions, net of cash acquired	—	—	(676)	—
Net cash (used in) provided by investing activities	(21,499)	3,722	(40,384)	5,197

Financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	172,500	—	172,500
Payments of issuance costs	(32)	(12,625)	(32)	(12,625)
Proceeds from employee stock purchase plan	2,150	3,348	3,837	6,146
Proceeds from exercise of stock options	1,353	750	1,873	3,138
Tax payments from net share settlements of restricted stock units	(1,467)	—	(2,761)	—
Net cash provided by financing activities	2,004	163,973	2,917	169,159

Effect of exchange rate changes on cash and cash equivalents	(118)	82	(255)	292

Net (decrease) increase in cash and cash equivalents	(65,087)	64,283	(96,300)	35,220
Cash and cash equivalents at beginning of period	303,454	170,881	334,667	199,944
Less: Cash held for sale	—	(25,583)	—	(25,583)
Cash and cash equivalents at end of period	$238,367	$209,581	$238,367	$209,581

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Gross profit
GAAP gross profit	$126,024	$133,009	$216,224	$217,443
Stock-based compensation—Cost of revenue	1,611	848	3,148	1,692
Amortization of intangibles—Cost of revenue	1,419	2,514	2,836	3,933
Expense associated with restructurings	—	78	—	390
Non-GAAP gross profit	$129,054	$136,449	$222,208	$223,458

Adjusted EBITDA and non-GAAP net loss
GAAP net loss	$(76,333)	$(275,136)	$(191,435)	$(407,403)
Depreciation and amortization	14,360	17,435	27,637	35,115
Stock-based compensation	32,432	38,608	71,087	68,226
Other expense, net	5,992	7,326	11,305	14,478
(Benefit from) provision for income taxes	(1,544)	277	(1,123)	611
Expense associated with restructurings	—	1,733	—	7,913
Goodwill impairment	—	131,997	—	131,997
Contract termination fees	—	23,467	—	23,467
Adjusted EBITDA	$(25,093)	$(54,293)	$(82,529)	$(125,596)
Income tax effects of non-GAAP pre-tax loss	10,700	23,596	35,636	55,754
Other expense, net	(5,992)	(7,326)	(11,305)	(14,478)
Provision for (benefit from) income taxes	1,544	$(277)	1,123	(611)
Depreciation	(7,942)	(11,821)	(14,924)	(22,378)
Non-GAAP net loss	$(26,783)	$(50,121)	$(71,999)	$(107,309)

Non-GAAP net loss per common share - basic and diluted	(0.12)	(0.21)	(0.32)	(0.45)
Weighted average basic and diluted common shares	229,745	241,320	228,202	239,428

Product development
GAAP product development	$33,560	$41,233	$69,171	$80,821
Stock-based compensation	(7,243)	(9,422)	(15,744)	(17,337)
Amortization of intangibles	(1,823)	(254)	(3,645)	(2,076)
Expense associated with the restructurings	—	(8)	—	(710)
Non-GAAP product development	$24,494	$31,549	$49,782	$60,698

Sales and marketing
GAAP sales and marketing	$123,589	$145,891	$241,022	$270,993
Stock-based compensation	(15,128)	(15,102)	(28,741)	(28,598)
Amortization of intangibles	(1,713)	(1,170)	(3,424)	(2,883)
Amortization of non-recoupable ticketing contract advances	(1,280)	(1,493)	(2,442)	(3,479)
Expense associated with the restructurings	—	(1,551)	—	(5,207)
Non-GAAP sales and marketing	$105,468	$126,575	$206,415	$230,826

General and administrative
GAAP general and administrative	$40,760	$57,954	$87,284	$102,479
Stock-based compensation	(8,450)	(13,236)	(23,454)	(20,599)
Amortization of intangibles	(183)	(183)	(366)	(366)
Expense associated with the restructurings	—	(96)	—	(1,606)
Non-GAAP general and administrative	$32,127	$44,439	$63,464	$79,908

Pandora Media, Inc.
Ad RPM and LPM History
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Advertising RPMs	$53.34	$66.15	$49.46	$58.34
Advertising LPMs	$30.65	$35.84	$30.56	$34.61

Pandora Media, Inc.
Subscription ARPU and LPU History
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Subscription ARPU	N/A	$4.82	N/A	$4.79
Subscription LPU	N/A	$3.11	N/A	$3.03